UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2013

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On July 3, 2013, Great Lakes Dredge & Dock Corporation (the “Company”) entered into the third amendment (the “Third Amendment”) to the Company’s senior revolving credit facility dated June 4, 2012 with Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto (the “Credit Agreement”). The Third Amendment amends the Credit Agreement by:

•

clarifying the treatment of contingent “Bonding Obligations” for financial covenant purposes by clearly excluding such contingent obligations from the definition of “Consolidated Total Indebtedness;” and

•

restating the event of default in Section 10.1(m)(i) to clarify that the surety must discontinue providing a bonding facility for the issuance of, or provide notice that it will no longer issue, bonds that are necessary for the Company’s business before this provision applies. It also clarifies that an event of default will not occur if the surety declines to issue individual bonds, so long as the Company maintains a surety bonding facility.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished herewith:

10.1	Amendment No. 3 to Credit Agreement dated July 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ William S. Steckel
Date: July 10, 2013	William S. Steckel
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Amendment No. 3 to Credit Agreement dated July 3, 2013.